Exhibit 10.2

GENCORP INC.

DEFERRED COMPENSATION PLAN
FOR NONEMPLOYEE DIRECTORS

(Effective January 1, 1992)

as adopted by the Board of Directors
November 13, 1991

Approved by Shareholders
March 25, 1992

and

as last amended by the
Board of Directors
effective June 24, 2014

GENCORP INC.
DEFERRED COMPENSATION PLAN
FOR NONEMPLOYEE DIRECTORS

TABLE OF CONTENTS

Article        Section                                Page

1                Establishment of Plan                1

2                Definitions and Construction
2.1            Definitions                1
2.2            Construction                3

3                Eligibility and Participation            4

4                Deferral of Director Pay
4.1            Deferral Election                4
4.2            Irrevocability                5

5                Investment Programs for Cash Deferrals
5.1        Individual Accounts                5
5.2        No Trust Fund                    6
5.3        Description of Investment Programs        6
5.4        Responsibility for Investment Choices         7

6                Distribution of Deferred Amounts
6.1        Distribution             8
6.2        Survivor Benefits                  8
6.3        Change in Control             8
6.4        Conversion and Adjustment in
Event of Recapitalization         9

7                Miscellaneous
7.1    Finality of Determinations                 9
7.2    Plan Administration                 10
7.3    Amendment, Suspension or
Termination of the Plan         10
7.4    Limitations on Transfer                 10
7.5    Governing Law                 10
7.6    Expenses of Administration                 10
7.7    Rabbi Trust                     10

GENCORP INC.
DEFERRED COMPENSATION PLAN
FOR NONEMPLOYEE DIRECTORS

Article 1
Establishment of Plan

GenCorp Inc. ("Company"), hereby adopts the deferred compensation plan set forth herein, effective as of January 1, 1992, provided that the provisions for the GenCorp Stock Fund shall be effective only upon approval by the Company's shareholders. The purpose of the Plan is to provide the Company's Nonemployee Directors with the opportunity to defer the receipt of Director Pay on a pre‑tax basis and to earn investment income on the amount of their deferred pay. The Plan predates the effective date of Section 409A of the Internal Revenue Code. The terms and conditions of the Plan as in effect on October 3, 2004, continue to apply to deferrals that were vested as of December 31, 2004 (and earnings thereon). For ease of reference, a copy of the Plan, as in effect on that date, is attached hereto as Appendix 1.

Article 2
Definitions and Construction

2.1    Definitions. The following capitalized words and phrases when used in the text of the Plan shall have the meanings set forth below:

(a)	"Board" means the Board of Directors of the Company.

(b)	"Calendar Year" means each consecutive twelve‑month period commencing January 1 and ending December 31.

(c)	“Change in Control” means the occurrence of any of the following events:

(1)
All or substantially all (meaning having a total gross fair market value at least equal to 50.1% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a Person (during a twelve month period ending on the date of the most recent acquisition by such person); or

(2)
the Company is merged, consolidated or reorganized into or with another corporation or entity during a twelve-month period with the result that upon the conclusion of the transaction less than 50.1% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation are beneficially owned (as that term is defined in Rule 13-d 3 under the Exchange Act) by the shareholders of the Company immediately prior to the completion of the transaction.

(d) "Company" means GenCorp Inc.

(e)	"Deferral Dates" means the dates on which Director payments are made, are paid, namely January 15, April 15, July 15 and October 15.

(f)    "Director" means a member of the Board.

(g)
"Director Pay" means the aggregate compensation payable by the Company to a Director, including committee chair and membership pay whether payable in cash or GenCorp Common Stock, including restricted GenCorp Common Stock payable as a matching grant or other stock grants.

(h)	"Effective Date" means January 1, 1992 (except the provisions for the GenCorp Stock Fund which will become effective upon approval of the Plan by the Company's shareholders).

(i)	"Market Value" means

(1) in the case of shares of GenCorp Common Stock (except as otherwise provided in Section

6.3 hereof), the closing price (or if no trading occurs on any trading day, the mean between the closing bid and asked prices) as quoted in the New York Stock Exchange Composite Transactions as published in the Wall Street Journal (or, if not so listed, as quoted on such other exchange on which such securities shall then be listed, or if unlisted, the mean average between the over‑the‑counter high bid and low asked quotation) on the day for which the determination is to be made, or if such day is not a trading day, the trading day immediately preceding such day, and as used in Section 6.4 hereof, in the event of a Recapitalization, the weighted average of the trading prices on the day (or the weighted average of such trading prices on such trading days) following the occurrence thereof as determined by the Organization and Compensation Committee of the Board in its discretion, or in the event of an issuer tender offer in connection with a Recapitalization, the weighted average of the trading prices on the trading day immediately following the termination date of such issuer tender offer, or any extensions thereof (or the weighted average of such trading prices on the five trading days immediately following such termination date) as determined by the Organization and Compensation Committee in its discretion; and

(2)    in the case of shares of the Designated Equity Fund (i) for a bank commingled fund, the closing price of a share as determined by the trustee of such fund, (ii) for a closed‑end fund, the closing price of a share on the New York Stock Exchange, or (iii) for an open‑end mutual fund, the net asset value per share of a share as determined by such fund, on the date for which the determination is to be made, or if such date is not a trading day, the trading day immediately preceding such determination date.

(j)	"Nonemployee Director" means a Director who is not an employee of the Company.

(k)	"Participant" means a Nonemployee Director who elects to defer all or a portion of his Director Pay in accordance with Article 4.

(l)
"Plan" means the GenCorp Inc. Deferred Compensation Plan for Nonemployee Directors described in this document, as approved by the Board on November 13, 1991 and as amended from time to time; provided further that with respect to deferrals vested prior to January 1, 2005, “Plan” means the GenCorp Inc. Deferred Compensation Plan for Nonemployee Directors as in effect on October 3, 2004 (and including any non-material amendments made thereafter) and attached hereto as Appendix 1.

(m)    "Recapitalization" means a significant change in the capital structure of the Company (which may include an issuer tender offer made to all of the Company's shareholders to purchase outstanding shares of the
Company's Common Stock), as determined in the discretion of the Board as constituted immediately prior to the occurrence thereof.

2.2    Construction. Whenever any word is used herein in the singular form, it shall be construed as though it were also used in the plural form in all cases where it would so apply. Headings of articles and sections are inserted for convenience and reference, and they constitute no part of the Plan. Except where otherwise indicated by the context, any masculine terminology herein shall include the feminine and neuter.

Article 3
Eligibility and Participation

Any Nonemployee Director shall be eligible to participate in the Plan. A Nonemployee Director may become a Participant in the Plan by electing to defer all or a portion of his Director Pay in accordance with Article 4.

Article 4
Deferral of Director Pay

4.1    Deferral Election. By written notice to the Secretary of the Company which is either received by the Secretary or postmarked no later than 30 days after a director’s initial appointment or subsequent annual reappointment, any Nonemployee Director may elect to defer all or a portion of the Director Pay which may be payable to him for services rendered during such term and to have such deferred Director Pay held for his benefit under the terms of the Plan. Notwithstanding the foregoing, if the term of a director’s appointment exceeds one year, then any deferral of Director Pay for services after the one year term must be received no later than the December 31st of the calendar year preceding the beginning of the subsequent term. Any election made by a Participant pursuant to this Section 4.1 must specify his amount of deferral, investment choice[s] and time and manner of distribution, as described in subsections (a), (b) and (c) below:

(a)	Amount of Deferral. Subject to a minimum annual deferral of $5,000, a Participant must specify the amount of his deferral as

(1)	his total Director Pay for the Calendar Year,

(2)	a percentage of his total Director Pay for the Calendar Year, or

(3)	a flat annual dollar amount not in excess of his total Director Pay for the Calendar Year.

If a Participant elects to defer less than 100 percent of his Director Pay, deferrals pursuant to paragraphs (2) or (3) will be deducted by the Company on a pro rata basis from the regular quarterly payments of Director Pay.

(b)
Investment Choices. A Participant must specify the amount or percentage of his deferred Director Pay to be applied to one or more of the following investment programs as further described in Article 5:

(1)	GenCorp Stock Fund, but only for amounts deferred prior to November 30, 2009 and on or after March 24, 2010;

(2)	Designated Equity Fund;

(3)	Cash Deposit Fund.

(c) Distribution. A Participant must elect to receive the cash value of his deferred Director Pay, plus earnings thereon,

(1)	in either (i) a single payment, or (ii) in two or more approximately equal annual installments, not to exceed ten; and

(2)
commencing, at his election, (i) 30 days following the date he ceases to be a Director and has a “separation from service” (as defined in Treas. Reg. 1.409A-1(h)), provided that if the Director is then a "specified employee" as defined in Section 409A of the Internal Revenue Code, this shall be the first day of the seventh month following the end of the month in which occurs such separation from service, (ii) on a fixed future date specified in the written election notice, or (iii) upon the Participant's attainment of an age specified by him in the written election notice.

In addition, a Participant may elect to have the cash value of his deferred Director Pay, plus earnings thereon, distributed in the event of his death as a single payment on the first day of the month following the month in which death occurs, notwithstanding any election made by the Participant pursuant to paragraphs (1) and (2) above.

4.2    Irrevocability. Except to the extent permissible under Code Section 409A and the regulations thereunder, all deferral elections under Section 4.1 shall be irrevocable.

Article 5
Investment Programs for Cash Deferrals

5.1    Individual Accounts. When a Participant has made a cash deferral election pursuant to Section 4.1, the Company shall establish an account on its books in his name and shall, in the case of the investment programs described in Sections 5.3(a) and (b), cause to be credited to such account as of each Deferral Date the number of full and fractional phantom shares which could be purchased with the amount deferred on such Deferral Date and, in the case of the investment program described in Section 5.3(c), cause to be credited to such account as of each Deferral Date the dollar amount deferred on such Deferral Date.

5.2    No Trust Fund. The Company shall not be required to reserve or otherwise set aside funds for the payment of any amounts credited to any account created hereunder. In addition, the Company shall not, and shall not be required to, actually purchase any stock, security or mutual fund units described in Sections 5.3 (a) and (b).

5.3    Description of Investment Programs.

(a)
GenCorp Stock Fund. Under this investment program, the Participant's account shall be credited with the number of full and fractional phantom shares of GenCorp Common Stock which could be purchased at the Market Value on the Deferral Date with the deferred amount designated for this investment program. The provisions of this Section 5.3(a) will not apply to any amounts deferred on or after November 30, 2009 and before March 24, 2010.

(1)    In the event that the shares of GenCorp Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, merger, consolidation, recapitalization, stock split‑up, combination of shares, stock offerings, spin‑off or otherwise, such number of phantom shares of GenCorp Common Stock as shall be credited to the account of any Participant as of the record date for such action shall be proportionately or appropriately adjusted as of the payment or effective date to reflect such action. If any such adjustment shall result in a fractional share, such fractional phantom share shall also be credited to the account of the Participant.

(2)
The Participant's account shall further be credited with the number of phantom shares, including fractions, which would be purchasable at the Market Value on the date a dividend is paid on GenCorp Common Stock, with an aggregate amount equal to any dividend or the value of any other distribution (other than a distribution for which an adjustment in the number of phantom shares in the account is made pursuant to paragraph (1)) paid on that number of shares of GenCorp Common Stock which is equivalent to the number of phantom shares credited to the Participant's account on the record date of such dividend or other distribution.

(b)	Designated Equity Fund.

(1)
The Designated Equity Fund initially shall be the Northern Trust Company’s Collective Daily S&P 500 Equity Index Fund - Lending, which is designed to match the performance of and changes in Standard and Poor's 500 Index. The Designated Equity Fund may be changed from time to time by action of the Board, except that such change shall be only for future application and shall not affect the phantom shares previously credited to the account of any Participant.

(2)
Under this program, the Participant's account is credited with the number of full and fractional phantom shares of the Designated Equity Fund, which could be purchased at the Market Value on the Deferral Date with the deferred amount designated for this investment program.

(3)    If and when any dividend is declared and paid, the Participant's account shall further be credited with the number of phantom shares, including fractions, which could be purchased at the Market Value on the dividend payment date with an aggregate amount equal to any ordinary or capital cash dividend paid on that number of shares of the Designated Equity Fund which is equivalent to the number of phantom shares credited to the Participant's account on the dividend record date.

(c)
Cash Deposit Fund. Under this program, the Participant's account is credited on the Deferral Date with that deferred dollar amount designated for this investment program. After the end of each Calendar Year quarter, there shall further be credited to each Participant's account an amount equal to three months' interest on the average balance credited to such account during such quarter computed at the prime interest rate payable by the Company at the beginning of each such quarter as determined by the Treasurer of the Company.

5.4    Responsibility For Investment Choices. Each Nonemployee Director is solely responsible for his decision to participate in the Plan and accepts all investment risks entailed by his participation and/or selection of an investment program, including the risk of loss of and a decrease in the value of his deferred Director Pay.

Article 6
Distribution of Deferred Amounts

6.1    Distribution. Subject to the terms of Sections 6.2, 6.3, 6.4 and 6.5, a Participant's interests in the Plan shall be distributed to him in accordance with his elections made pursuant to Section 4.1(c). All amounts shall be distributed in cash.

In the case of phantom shares credited to a Participant's account in the GenCorp Stock Fund or Designated Equity Fund of the Plan, the value of a Participant's interest on any distribution date elected by a Participant, whether such distribution is to be made in a single payment or in annual installments, will be the product of the pro rata portion of the Participant's phantom shares which is to be distributed on such date multiplied by the Market Value of GenCorp Common Stock or shares of the Designated Equity Fund, as the case may be, on such distribution date. In the case of annual installments, the value of a Participant's interest on each annual distribution date after the initial distribution will be calculated in a like manner based upon the applicable Market Value on each subsequent distribution date.

In the case of the Cash Deposit Fund, if a single payment has been elected, the entire cash value of a Participant's account on the distribution date will be paid in a single payment. Where annual installments have been elected, the cash value of the pro rata portion of the Participant's account balance to be distributed on such date (plus accrued interest thereon), shall be paid to the Participant on each annual installment distribution date.

6.2    Survivor Benefits. If a Participant dies before all or any portion of his interests under the Plan have been distributed to him, the interests remaining to be paid shall be distributed, on the date or dates and in the manner specified in such Participant's written deferral elections, to such beneficiary or beneficiaries as the Participant may have designated in writing to the Company or, in the absence of any such designation to his estate or to, or as directed by, his legal representatives.

6.3    Change in Control.

(a)
Notwithstanding any other provisions of the Plan, in the event of a Change in Control, such Director shall be immediately paid, in a single payment, the sum of (1) the Cash Value of his GenCorp Stock Fund account, (2) the Market Value of his Designated Equity Fund account and (3) the cash value of his Cash Deposit Fund account.

(b)
For purposes of this Section 6.3, the Cash Value of a Participant's GenCorp Stock Fund account shall be determined using as a conversion price the greater of (1) the tender offer or exchange offer price (if any), or (2) the highest market value of GenCorp Common Stock (or other security for which GenCorp Common Stock may have been exchanged pursuant to Section 5.3(a)(1)) during the ninety-day period preceding the Change in Control.

6.4    Conversion and Adjustment in Event of Recapitalization.

Notwithstanding any other provisions of the Plan, upon the occurrence of a Recapitalization, all shares credited to the Participant's account in the GenCorp Stock Fund ("Shares") shall first be adjusted to a Cash Value either (x) in the event of a Recapitalization not occurring in connection with an issuer tender offer, by multiplying the aggregate number of Shares by an amount, on a per share basis, equal to the prorated value as determined by the Organization and Compensation Committee of the Board of the (A) Cash and Market Value of any security or property distributed to shareholders in connection with the Recapitalization, (B) Cash and Market Value of any security or property paid to shareholders in exchange for GenCorp Common Stock in connection with the Recapitalization, and (C) Market Value of GenCorp Common Stock (or its successor), or (y) in the event of a Recapitalization occurring in connection with an issuer tender offer, by determining the sum of A + B obtained pursuant to the following calculations:

Tender Offer
Aggregate X     Proration X     Tender         = A
Shares         Rate             Offer Price

and

Tender Offer
Aggregate X one ‑     Proration X    Market    = B
Shares         Rate     Value

For purposes of the foregoing calculations, the term Tender Offer Proration Rate shall mean the ratio (excluding consideration of any odd lot shares tendered or repurchased) of the number of shares repurchased by the Company in an issuer tender offer to the number of shares tendered to the Company in connection with such offer.

Article 7
Miscellaneous

7.1    Finality of Determinations. Authority to determine contested issues or claims arising under the Plan shall be vested in the GenCorp Administrative Committee, and any determination by the Administrative Committee pursuant to such authority shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

7.2    Plan Administration. Authority and responsibility for administration of the Plan, including maintenance of Participants' accounts hereunder and preparation and delivery of individual annual account statements to Participants, shall be vested in the GenCorp Organization & Compensation Committee. Responsibility for oversight of investment programs, and reporting on the performance thereof to the Board, shall be vested in the GenCorp Benefits Management Committee.

7.3    Amendment, Suspension or Termination of the Plan. The Board may amend, suspend or terminate the Plan in whole or in part at any time, provided that such amendment, suspension or termination shall not adversely affect rights or obligations with respect to funds or interests previously credited to the account of any Participant.

7.4    Limitations on Transfer. Participants shall have no rights to any funds or interests credited to their accounts except as set forth in this Plan. Such rights may not be anticipated, assigned, alienated or transferred, except in writing to a designated beneficiary or beneficiaries or by will or by the laws of descent and distribution. Any attempt to alienate, sell, exchange, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any such funds or interests by a Participant shall be void and of no effect. The foregoing limitations shall apply with equal force and effect to any beneficiary or beneficiaries designated by a Participant hereunder.

7.5    Governing Law. The Plan shall be governed by the laws of the State of Delaware. The Plan is not governed by the Employee Retirement Income Security Act of 1974.

7.6    Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

7.7    Rabbi Trust. In the case of a GenCorp Common Stock deferral, and notwithstanding Section 5.2 herein, the Board may, in its sole discretion, cause the Company to establish one or more so-called “rabbi trusts” (as described in Revenue Procedure 92-64, I.R.B. 1992-33, 11, as modified by Notice 2000-56), to which shares of GenCorp Common Stock shall, to the extent permissible under Code Section 409A(b)(3), be contributed with respect to such Participant. In such event, references to “phantom stock” herein shall refer to GenCorp Common Stock so transferred to the rabbi trust. Distributions of deferred amounts shall be payable solely in shares of GenCorp Common Stock (notwithstanding Section 4.1(c) herein), subject to any limitations set forth in the rabbi trust agreement, in addition to the provisions set forth in Article 6 herein, and in the case of any inconsistency, the terms set forth in the rabbi trust agreement shall apply. Each Nonemployee Director is solely responsible for his decision to defer shares of GenCorp Common Stock into a rabbi trust and accepts all risks entailed by his participation in investment.

Appendix 1

Appendix 1 is the GenCorp Inc. Deferred Compensation Plan for Nonemployee Directors as in effect on October 3, 2004 (and including any non-material amendments made thereafter). A copy of Appendix 1 will be provided by the Company upon request.